EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 26, 1999, which is incorporated in this Form 10-KSB filing, commission file number 000-25213, of Electronic Business Services, Inc. formerly known as Triangle Imaging Group, Inc.

Mazars & Guerard, LLP

April 14, 2000